Exhibit 10.18

This instrument prepared by:

Bernard F. Lechner, Esq.

P. O. Box 5147

Clearwater, FL 33758

THIS IS A BALLOON MORTGAGE AND THE FINAL PRINCIPAL PAYMENT OR THE PRINCIPAL BALANCE DUE UPON MATURITY IS $ 1,500,000.00, TOGETHER WITH ACCRUED INTEREST, IF ANY, AND ALL ADVANCEMENTS MADE BY THE MORTGAGEE UNDER THE TERMS OF THIS MORTGAGE

MORTGAGE

This Mortgage is executed this 30th day of September, 2005, by YBOR CITY GROUP, INC., a Florida corporation, with address of 3821 Henderson Blvd., Tampa, FL 33629, hereinafter called the “Mortgagor”, to JACOB M. BUCHMAN, as Trustee under an unrecorded Land Trust Agreement dated as of October 12,1993, with address of P. 0. Box 5147, Clearwater, FL 33753, hereinafter called the “Mortgagee”.

Witnesseth, that for good and valuable considerations, and also in consideration of the aggregate sum named in the Mortgage Note of even date herewith, hereinafter described, the Mortgagor hereby grants, bargains, sells, aliens, remises, coveys and confirms unto the Mortgagee all the certain land of which the Mortgagor is now seized and in possession situate in Hillsborough County, Florida, viz:

LEGAL DESCRIPTION AS MORE PARTICULARLY SET FORTH ON THE ATTACHED EXHIBIT “A” WHICH IS INCORPORATED HEREIN BY THIS REFERENCE

TO HAVE AND TO HOLD the same, together with the tenements, hereditaments and appurtenances thereto belonging, and the rents, issues and profits thereof, unto the Mortgagee, in fee simple.

AND the Mortgagor covenants with the Mortgagee that the Mortgagor is indefeasibly seized of said land in fee simple; that the Mortgagor good right and lawful authority to convey said land as aforesaid; that the Mortgagor will make such further assurances to perfect the fee simple title to said land in the Mortgagee as may reasonably be required; that the Mortgagor hereby fully warrants the title to said land and will defend the same against the lawful claims of all persons whomsoever; and that said land is free and clear of all encumbrances excepting property taxes for 2005.

PROVIDED ALWAYS, that if said Mortgagor shall pay unto said Mortgagee the certain Mortgage Note, a copy of which is appended to the end of this Mortgage, and shall perform, comply with and abide by each and every the agreements, stipulations, conditions and covenants thereof, and of this Mortgage, then this Mortgage and the estate hereby created, shad cease, determine and be null and void.

AND the Mortgagor hereby further covenants and agrees to pay promptly when due the principal and interest and other sums of money provided for in said Mortgage Note and this Mortgage, or either; to pay all and singular the taxes, assessments, levies, liabilities, obligations, and encumbrances of every nature an said property; to permit, commit or suffer no waste, impairment or deterioration of said land or the improvements thereon at any time, to keep the buildings now or hereafter on said land fully insured in a sum and in a company acceptable to Mortgagee, and in, the event any sum of money becomes payable by virtue of such insurance the Mortgagee shall, have the right to receive and apply the same to the indebtedness hereby secured, accounting to the Mortgagor for any surplus; to pay all costs, charges, and expenses, including attorneys’ fees and title searches, reasonably incurred or paid by the Mortgagee because of the failure of the Mortgagor to promptly and fully comply with the agreements, stipulations, conditions and covenants set forth in said Mortgage Note and this Mortgage, or either; to perform, comply with and abide by each and every the agreements, stipulations, conditions and covenants set forth in said Mortgage Note and this Mortgage or either. In the event the Mortgagor fails to pay when due any tax, assessment, insurance premium or other sum of money payable by virtue of any superior liens, and said Mortgage Note and this Mortgage, or either, the Mortgage, may pay the same, without waiving or affecting the option to foreclose or any other right hereunder, and all such payments shall bear interest from date hereof at the highest lawful rate then allowed by the laws of the State of Florida.

IF any sum of money herein referred to be not promptly paid within fifteen (15) days next after the same becomes due, or if each and every the agreements, stipulations, conditions and covenants of said Mortgage Note and this Mortgage, or either, are not fully performed, complied with and abided by, then the entire sum mentioned in said Mortgage Note, and this Mortgage, or the entire balance unpaid thereon, shall forthwith or thereafter, at the option of the Mortgagee, become and be due and payable, anything in said Mortgage Note or herein to the contrary notwithstanding. Failure by the Mortgagee to exercise any of the right, or options herein provided shall not constitute a waiver of any rights or options under said Mortgage Note or this Mortgage accrued or thereafter accruing.

The Mortgagor acknowledges that the Mortgagee would not have accepted this Mortgage without this “Due on Sale’” provision, and this provision is a material part of the consideration for the granting of this Mortgage. The entire remaining unpaid principal balance, plus accrued interest, may, at the complete discretion of the Mortgagee, be accelerated and due and payable upon the happening of any of the following, notwithstanding the otherwise expressed due date reflected in the Mortgage Note or this Mortgage:

transfer, sale or disposition of any portion of the property secured by this Mortgage;

granting by Mortgagor of a contract for deed, agreement for deed, option to purchase, or lease for a period longer than, two years;

attachment on, levy against, or seizure of any portion of the property secure by this Mortgage, whether voluntarily or involuntarily, which becomes superior to this Mortgage or places the priority of this Mortgage in question.

IN WITNESS WHEREOF, the said Mortgagor has hereunto signed and sealed these presents the day and year first above written.

THIS IS A BALLOON MORTGAGE AND THE FINAL PRINCIPAL PAYMENT OR THE PRINCIPAL BALANCE DUE UPON MATURITY IS $ 1,500,000.00, TOGETHER WITH ACCRUED INTEREST, IF ANY, AND ALL ADVANCEMENTS MADE BY THE MORTGAGEE UNDER THE TERMS OF THIS MORTGAGE

Signed, sealed and delivered

in the presence of

Ybor City Group, Inc.
a Florida corporation

/s/ Vanessa T. Wiscombe	By:	/s/ Sam Reiber
Vanessa T. Wiscombe
typed/ printed name of witness

/s/ Melissa Woods
Melissa Woods

typed/ printed name of witness

THIS IS A BALLOON MORTGAGE NOTE AND THE FINAL PRINCIPAL

PAYMENT OR THE PRINCIPAL BALANCE DUE UPON MATURITY IS $ 1,500,000.00,

TOGETHER WITH ACCRUED INTEREST, IF ANY, AND ALL ADVANCEMENTS

MADE BY THE PAYEE UNDER THE TERMS OF THIS MORTGAGE NOTE

MORTGAGE NOTE

$1,500,000.00	September 30, 2005
Tampa, FL

For value received, the undersigned, YBOR CITY GROUP, INC., a Florida corporation, promises to pay to the order of JACOB M, BUCHMAN, AS TRUSTEE, the principal sum of One Million Five Hundred Thousand and no/100 Dollars ($ 1,500,000.00), with interest thereon at the rate specified as follows:

Interest only in the amount of$ 8,750.00 payable on November 30, 2005 and on the of each month thereafter through October 30, 2006; interest only in an amount equal to one-twelfth of the unpaid principal balance times an annual interest rate of Bank of America prime leading rate plus 2%, subject to a floor of 7% and ceiling of 15%, payable on the 30th of each month beginning November 30, 2007, with interest rate adjustments based upon Bank of America prime (ending rates on each anniversary date of this Mortgage Note; and the entire remaining principal balance ($ 1,500,000,00), plus accrued interest, SHALL BE DUE AND PAYABLE IN ONE BALLOON PAYMENT ON OCTOBER 1, 2015.

Both principal and interest are payable in lawful money of the United States of America at:

Jacob M. Buchman, Trustee

P. O. Box 5147

Clearwater, FL 33758

or at such place as designated by the Payee.

This Mortgage Note is to be construed and enforced according to the laws of the State of Florida, and is secured by a Mortgage on, real estate of even date herewith.

The parties have negotiated the amount of the principal sum due and the interest rate based upon the Mutual agreement that this Mortgage Note shall be paid out over the expressed ten year terra as provided above, and. therefore, this Mortgage Note may not be prepaid, However, in the event that it is determined that the Payee must accent prepayment at any time. then the Makers shall pay to the Payee a prepayment charge, not considered to be additional interest but a, separate and distinct charge for the making of the Mortgage Note on the terms expressed herein, equal to: i) 30% of any amount of principal prepayment during the first five years from the date of this Mortgage Note; ii) 24% of any amount of principal.

Prepayment during the sixth year from the date of this Mortgage Note; iii) 18% of any amount of principal prepayment during the seventh year from the date of this Mortgage Note; iv) 12% of any principal prepayment during the eighth year from the date of this Mortgage Note; v) 6% of any principal prepayment during the ninth year from the date of this Mortgage Note; with no prepayment charge for principal payments made after the tenth anniversary of this Mortgage Note. Notwithstanding any provision herein or in any instrument now or hereafter securing this Mortgage Note, the total liability for payments in the nature of interest shall not exceed the limits imposed by the usury laws applicable hereto from time to time. However, in no event shall those limits become less than the limits presently- authorized. Any amounts paid in excess thereof shall be refunded to the Maker, together with interest thereon as required by law.

If default be made in the payment of any said sums or interest or in the performance of any agreements contained herein or in the said Mortgage, and if such default is not made good within, thirty (30) days, then, at the option of the holder of the same, the principal sum then remaining unpaid with accrued interest shall immediately become due and collectible without notice, time being of the essence of this contract, and said principal sum and accrued interest shall both bear interest at the rrta.3dmum rate per annum allowed by law from such time until paid.

The holder may collect a late charge not to exceed an amount equal to five percent (5%) of any installment which is not paid when due to cover the extra expense involved in handling delinquent payments. Collection of said late charge shall not be deemed a waiver- by the bolder of any of his other rights under this Mortgage Note or the Mortgage securing same.

Each maker and endorser waives presentment, protest, notice of protest, and notice of dishonor, and agrees to pay all costs, including a reasonable attorneys fee, whether suit be brought or not, if counsel shall, after maturity of this Mortgage Note or default hereunder or under said Mortgage, be employed to collect this Mortgage Note or to protect the security thereof.

Documentary Tax has been paid and evidence thereof affixed to the Mortgage.

THIS IS A BALLOON MORTGAGE NOTE AND THE FINAL PRINCIPAL PAYMENT

OR THE PRINCIPAL BALANCE DUE UPON MATURITY IS

$ 1,500,000.00, TOGETHER WITH ACCRUED INTEREST, IF ANY,

AND ALL ADVANCEMENTS MADE BY THE PAYEE UNDER THE TERMS OF

THIS MORTGAGE NOTE

Ybor City Group, Inc.

By	/s/ Sam Reiber

LEGAL DESCRIPTION OF YBOR PROPERTY KNOWN AS BUCHMAN SQUARE

Mortgage from Ybor City Group, Inc, to Jacob M. Buchman, Trustee

The East 9.90 feet of Lot 8 and all of Lots 8 1 12 and 9, Block 90, CHAMBERLAIN’S SUBDIVISION, as recorded in Plat Book 2, page 20; and Lot 1 and the East 17 50 feet of Lot 2 of Block 90 of PLAN OF ADDITION TO YBOR CITY, as recorded in the public records of Hillsborough County, Florida, all as being further described as follows: Begin at the Southeast corner of Lot 9, Block 90 of Chamberlain’s Subdivision as recorded in Plat Book 2, page 20 and run N 89 51’40”W., 67.00 feet; thence North 200.40 feet to a point on the North line of Block 90 of Plan of Addition to Ybor City; thence South 89 51’40” E-, 67.00 feet to the Northeast corner of Block 90; thence South 200.40 feet to the Point of Beginning.

tax parcel or folio number, 197487.0000

Exhibit “A”

STATE OP FLORIDA

COUNTY OF HILLSBOROUGH

The foregoing instrument was acknowledged before me this 30th day of September, 2005, by Sam Reiber, as President of Ybor City Group, Inc., who is either: a) personally known to me, or b) who produced his valid Florida Drivers’ licenses as identification, and who did not take an oath, but acknowledged the execution of This Mortgage as the act and deed of the corporate mortgagor.

/s/ Kathleen K. Bostick
Notary Public

Kathleen K. Bostick
Printed/typed name of Notary